UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010 (May 11, 2010)

UNILIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34540	27-1049354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Lowther Road, Lewisberry, Pennsylvania	17339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 938-9323

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Results of Operations and Financial Condition.

On May 13, 2010, Unilife Corporation (“Unilife”) issued a press release announcing the financial results for the three months ended March 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director.

On May 11, 2010, the Board of Directors (the “Board”) of Unilife appointed Mary Katherine Wold to serve as a director of Unilife and also appointed her to replace William Galle as a member of the Audit Committee of the Board. There are no arrangements or understandings between Ms. Wold and any other persons pursuant to which she was selected as a director, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Wold will receive an annual cash fee of $25,000 for her service on the Board, an annual cash fee of $7,500 for her service on the Audit Committee, an annual cash fee of $17,500 for chairing the newly formed Strategic Partnerships Committee of the Board (which consists of Ms. Wold, Alan Shortall and John Lund and is responsible for overseeing the establishment and maintenance of the strategic partnership relationships between Unilife and its strategic partners), and a cash fee of $1,500 for attending each Board or Board committee meeting (up to an annual maximum of $6,000).

In addition, on May 11, 2010, the Board approved, subject to approval by the stockholders of Unilife as required by the listing rules of the Australian Securities Exchange, a grant of options for Ms. Wold to purchase 100,000 shares of common stock of Unilife under the Unilife Corporation 2009 Stock Incentive Plan. The options, if approved by the stockholders of Unilife, will be exercisable at $6.83 per share (the closing price of the common stock of Unilife on May 11, 2010, the date of grant) for a period of five years from the date of grant, and will vest as follows: 16,667 options vest immediately upon issue which will occur within three business days of the Corporation obtaining stockholder approval of the issue, 25,000 options vest on the 12 month anniversary from the date of grant, 25,000 options vest on the 24 month anniversary from the date of grant and 33,333 options vest on the 36 month anniversary from the date of grant.

A press release announcing the appointment of Ms. Wold is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated May 13, 2010

99.2	Press release dated May 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: May 13, 2010	By:	/s/ Alan Shortall
Alan Shortall
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated May 13, 2010.
99.2	Press release dated May 13, 2010.